Exhibit 23.1

To Whom It May Concern:

We hereby consent to the inclusion in Form 10-K of our Report of Independent Registered Public Accounting Firm, dated May 29, 2026, on the balance sheet of Kinetic Seas Inc. as of December 31, 2025 and 2024, and the related statements of operations, statement of stockholders’ deficit and statement of cash flows for the years then ended.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Las Vegas, Nevada

May 29, 202
6

9555 S. Eastern Avenue, Suite 280, Las Vegas, NV 89123 ● 702.703.5979    ● www.bushandassociatescpas.com